INTERNATIONAL FLAVORS & FRAGRANCES INC.

                                     BY-LAWS

              (as adopted March 10, 1964, including all amendments
                        made through September 30, 2000)


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                                     BY-LAWS

                                       of

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                            (a New York corporation)

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as shall be designated from time to time by the Board of Directors.

     SECTION 2. SPECIAL MEETING. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President or the Board of Directors.

     SECTION 3. NOTICE OF MEETINGS. (a) Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3(a) and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3(a).

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age,


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business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

     Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3(a). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     (b) Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before an annual meeting, by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3(b) and on the record date for the determination of stockholders entitled to vote at such meeting and
(B) who complies with the notice procedures set forth in this Section 3(b).

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.


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     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before an annual meeting, (i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before such meeting. Notwithstanding the foregoing provisions of this Section, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Section 14 of the Exchange Act, including, but not limited to, Rule 14a-8 promulgated thereunder or its successor provision. The Corporation may require any stockholder to furnish such other information as may reasonably be required by the Corporation to determine if the business shall be properly brought before an annual meeting of the stockholders.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 3(b) shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 4. QUORUM. At all meetings of the stockholders of the Corporation, the holders of a majority of the stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business except as otherwise provided by law.

     SECTION 5. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority in voting interest of the stockholders present at the meeting in person or by proxy and entitled to vote thereat.

     SECTION 6. ORGANIZATION; ADJOURNMENT. At each meeting of the stockholders, the Chairman of the Board of the Corporation, or, if he shall be absent therefrom, the President of the Corporation, or, if he shall be absent therefrom, the Executive Vice-President, or, if he shall be absent therefrom, any other Vice-President of the Corporation, or, if the Chairman of the Board, the President, the Executive Vice-President and all the other Vice-Presidents shall be absent from such meeting, then some other officer of the Corporation, or, if all its officers shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation having voting powers, or the proxy of such a stockholder, who is chosen chairman of such meeting, shall act as chairman thereof and preside thereat; and the Secretary of the Corporation, or, if he shall be absent from such meeting, or, if he shall be required or chosen pursuant to the provisions of this Section 6 to act as chairman of such meeting, the person (who shall be an Assistant Secretary of the Corporation, if any of them shall be present thereat) whom the chairman of such meeting shall appoint secretary of such meeting, shall act as secretary of such meeting and keep the minutes thereof.

     If a quorum, determined in accordance with Article I, Section 4 hereof, shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting, or if so requested by the Chairman, the stockholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting,


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until a quorum shall be present or represented. In addition, the Chairman of any meeting of stockholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders.

     SECTION 7. VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, except as otherwise expressly provided by the Certificate of Incorporation or by Law. At each meeting of the stockholders every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation; provided, however, that the Board of Directors may fix, in advance, a date not more than sixty nor less than ten days prior to the date of such meeting as the date as of which stockholders entitled to notice of, and to vote at, such meeting shall be determined, and in case the Board of Directors shall fix a date, only stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting. The vote of stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized, and delivered to the Secretary of the meeting. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and it shall show the number of shares voted by him.

     SECTION 8. INSPECTORS OF ELECTION. At any meeting of the stockholders, an inspector or inspectors of election may be appointed as provided in the Business Corporation Law and shall have duties as provided in said Law. An inspector of election need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector of election on any question other than a vote for or against his election to any position with the Corporation or any other question in which he may be directly interested.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. Except as otherwise provided in these By-laws or in the Certificate of Incorporation, the property, business and affairs of the Corporation shall be managed by the Board of Directors.

     SECTION 2. NUMBER. The number of directors shall be eleven but the number thereof may, from time to time, be diminished to not less than six by amendment of these By-laws. As used in these By-laws, the term "whole Board of Directors" shall mean the total number of directors which the Corporation would have at the time if there were no vacancies.

     SECTION 3. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast by the holders of stock entitled to vote thereat shall be the directors. No person shall be eligible to serve as director of the Corporation after the date of, or stand for the re-election at, the annual meeting of stockholders which follows the date of his or her 72nd birthday, except that persons serving as directors on February 8, 2000 who are re-elected at the annual meeting held on May 18, 2000 (or any adjournment thereof) may continue to serve as directors until the date of the annual meeting of stockholders held in 2001.

     SECTION 4. ORGANIZATION. The Board of Directors may choose one of their number as Chairman of the Board. At each meeting of the Board of Directors, the Chairman of the Board, or, if there shall be no Chairman or if he shall be absent, the President of the Corporation, or in case of his absence, the Executive Vice-President, or in case of his absence, a chairman who shall be any director chosen by a majority of the directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary of the Corporation, or in the case of his absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation shall be present at such meeting) whom the chairman shall appoint secretary of such meeting, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, then it shall take effect immediately upon its receipt by such Board of Directors, President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6. VACANCIES. Vacancies occurring in the Board of Directors for any reason, except the removal of directors without cause by the stockholders, may be filled by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. Newly-created directorships resulting from an increase in the number of directors may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

     SECTION 7. ORGANIZATION MEETING. After each annual election of directors, the Board of Directors may hold a regular meeting for the purpose of organization and the transaction of other business as soon as practicable on the same day, at the place where other regular meetings of the Board


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of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

     SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such other times and at such places within or without the State of New York or the United States as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

     SECTION 9. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President of the Corporation, the Executive Vice-President of the Corporation, or by any two (2) of the directors at the time in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, stating the time and place thereof. Except as otherwise provided by law, notice of each meeting shall be given by mail, telegraph, cable, wireless, telephone or personal delivery to each director, at his residence or usual place of business at least two (2) days before the day on which such meeting is to be held; provided, however, in the case of any director residing outside the United States, such notice shall be sent addressed to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone not later than five (5) days before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him in writing before or after the meeting or if he shall attend the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     SECTION 10. QUORUM AND MANNER OF ACTING.

     (a) A majority of the whole Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise specifically provided by the Certificate of Incorporation, these By-laws or by law, the act of a majority of the directors present at any such meeting, at which quorum is present, shall be the act of the Board. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     (b) Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 11. COMMITTEES. There may be an Executive Committee consisting of three or more directors as may be designated from time to time by a majority of the whole Board of Directors. The Chairman of the Board shall be a member ex officio of the Executive Committee. Such Committee may meet at stated times or on notice to all by any of their number. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, to the extent provided in the resolution of the Board of Directors appointing such committee, all the powers of the Board of Directors, except as otherwise provided in the Business Corporation Law, in the management and direction of the business and affairs of the Corporation in such manner as the Executive Committee shall deem for the best interest of the Corporation. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required, but no approval by the Board of Directors of the actions taken by the Executive Committee shall be required.


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     A majority of the whole Board of Directors may also designate directors to constitute one or more other committees, which shall in each case consist of such number of directors and shall have such duties and may exercise such powers as the Board of Directors may determine.

     A majority of the whole Board may designate one or more directors as alternate members of any such committee, including the Executive Committee, who may replace any absent member or members at any meeting of such committee.

     Each committee, including the Executive Committee and each member thereof, shall serve at the pleasure of the Board.

     SECTION 12. REMOVAL. Any director may be removed with cause by the affirmative vote of at least two-thirds of the whole Board of Directors or with or without cause by vote of the stockholders at a regular or special meeting, subject to the provisions of the Business Corporation Law.

     SECTION 13. COMPENSATION. The directors and the members of any committee of the Corporation provided for by resolution of the Board of Directors shall be entitled to be reimbursed for any expenses, including all travel expenses, incurred by them on account of their attendance at any regular or special meeting of the Board of Directors or of such committee, and the Board of Directors may at any time or from time to time by resolution provide that the Corporation shall pay each such director or member of such committee such compensation for his services as may be specified in such resolution. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 14. INDEMNIFICATION.

     (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or, while serving as director or officer of the Corporation, is or was serving in any capacity, at the request of the Corporation, any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred by such person as a result of such action or proceeding, or any appeal therein, unless a judgment or other final adjudication adverse to such person establishes that his acts, or the acts of the person of whom he is the legal representative, were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he, or the person of whom he is the legal representative, personally gained in fact a financial profit or other advantage to which he, or the other person of whom he is the legal representative, was not legally entitled. The Corporation shall advance to such person funds to pay for such expenses, including attorney's fees, incurred by such person in defending against any such action or proceeding, or any appeal therein, upon receipt of an undertaking by or on behalf of such person to repay such funds to the Corporation if a judgment or other final adjudication adverse to such person establishes that his acts, or the acts of the person of whom he is the legal representative, were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he, or the person of whom he is the legal representative, personally gained in fact a financial profit or other advantage to which he, or such person, was not legally entitled.

     (b) RIGHT OF CLAIMANT TO SUE. If a claim under paragraph (a) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of the prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a


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claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant, or the person of whom he is the legal representative, has not met the standard of conduct established in paragraph (a), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because the claimant or such person has met the said standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant or such person has not met such applicable standard of conduct, shall be a defense to action or create a presumption that the claimant or such person has not met such standard of conduct.

     (c) NON-EXCLUSIVITY OF RIGHTS. Subject to the limitations contained in paragraph (a), the right to indemnification and the payment of expenses conferred in this Section shall not be deemed exclusive of any other right to which any person seeking indemnification or advancement or payment of expenses may be entitled, whether under any statute, provision of the Certification of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


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                                   ARTICLE III

                                    OFFICERS

     SECTION 1. NUMBER. The principal officers of the Corporation shall include a President, an Executive Vice-President, one or more other Vice-Presidents, a Treasurer, a Controller and a Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The principal officers of the Corporation shall be chosen annually by the Board of Directors. Each principal officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign, or shall have been removed in the manner hereinafter provided.

     SECTION 3. ADDITIONAL OFFICERS. In addition to the principal officers mentioned in Section 1 of this Article III, the Board of Directors may appoint such other officers as the Board may determine, each of which officers shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine.

     SECTION 4. REMOVAL. Any officer of the Corporation elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause at any time.

     SECTION 5. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Board of Directors, President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6. VACANCIES. A vacancy in any office due to death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular appointments or elections to such office.

     SECTION 7. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall in the absence of the Chairman of the Board preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contract or other instruments authorized by the Board of Directors except where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or where any of them shall be required by law to be otherwise signed, executed or delivered, and he may affix the seal of the Corporation to any instrument which shall require it. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.


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     SECTION 8. THE EXECUTIVE VICE-PRESIDENT. The Executive Vice-President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these By-laws. At the request of the President or, in the case of his inability to act, he shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 9. THE VICE-PRESIDENTS. Each Vice-President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these By-laws. At the request of the President, or, in case of the inability of the President and the Executive Vice-President to act, any of the Vice-Presidents may perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 10. THE TREASURER. The Treasurer shall have the care and custody of the books of account and of all the funds and securities of the Corporation, and deposit the funds in the name of the Corporation in such bank or trust company as the directors may designate. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall perform all the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 11. THE CONTROLLER. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation, and have adequate audits thereof currently and regularly made. In addition, he shall perform such other duties relating to the finances of the Corporation or otherwise, as may be prescribed by the Board of Directors, the President or the Treasurer.

     SECTION 12. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meeting of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. he shall keep or cause to be kept a stock-book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock owned by them respectively, the times when they respectively became the owners thereof and the amount paid thereon. He shall keep in safe custody the seal of the Corporation and, when properly authorized, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     SECTION 13. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board.

                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. EXECUTION OF CONTRACTS, ETC. Except as otherwise required by law or by these By-laws, the Board of Directors may authorize any officer or officers, agent or agents, to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf.

     SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed, except endorsements for collection for the account of the Corporation or for deposit to its credit, by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors, shall direct in such banks, trust companies or other depositories as said Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     SECTION 4. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

                                    ARTICLE V

                            SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR STOCK. Every owner of shares of stock of the Corporation shall be entitled to have a certificate therefor, in such form as the Board of Directors shall prescribe, certifying the number and class of shares thereof owned by him. The certificates representing such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President, the Executive Vice-President or a Vice-President, and by the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary of the Corporation and its seal shall be affixed thereto; provided, however, that where such certificate is signed by a transfer agent or registered by a registrar other than the Corporation itself or its employee, if the Board of Directors shall by resolution so authorize, the signatures of such President, Executive Vice-President, Vice-President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures has been placed upon a certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as if the person or persons who signed such certificate or certificates had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the shares represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate, until such existing certificate shall have been so canceled except in cases provided for in Section 4 of this Article V.

     SECTION 2. TRANSFERS OF STOCK. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or transfer agent appointed as in Section 3 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3. REGULATIONS. The Board of Directors may make such rules and regulations, as it may be deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Clerks or one or more Transfer Agents or one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. The Board of Directors, however, may in its discretion refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York in such case made and provided.

                                   ARTICLE VI

                                      SEAL

     The seal of the Corporation shall be in the form of a circle, and shall bear the full name of the Corporation and the year of its incorporation.


                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end with the thirty-first day of December in each year.


                                  ARTICLE VIII

                                   AMENDMENTS

     The Board of Directors shall have the power to amend, repeal or adopt the By-laws of the Corporation, and the By-laws may be amended, repealed or adopted by the stockholders entitled at the time to vote in the election of directors.

                                                                   EXHIBIT 10(a)

                              SEPARATION AGREEMENT



     This SEPARATION AGREEMENT (this "Agreement") is entered into as of the 15th day of June, 2000 between Stuart R. Maconochie (the "Executive") and International Flavors & Fragrances Inc., a New York corporation (the "Company") and International Flavours & Fragrances I.F.F. (Great Britain Limited, a United Kingdom company ("IFF Great Britain").

                              W I T N E S S E T H:

     WHEREAS, the Executive was employed by the Company as its Vice President and President of its Fragrance Division (the "Assignment") pursuant to the terms and conditions of a letter agreement dated July 27, 1998 between the Company and the Executive (the "Letter Agreement"), and served as a member of the Board of Directors (the "Board"); and

     WHEREAS, on October 1, 1999, the Assignment terminated, although the Executive has remained employed by the Company and a member of the Board; and

     WHEREAS, the Executive and the Company now desire to enter into an agreement concerning the separation and retirement of the Executive from the Company as hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Executive and the Company agree as follows:

     1. TERMINATION OF EMPLOYMENT RELATIONSHIP; RESIGNATION FROM DIRECTORSHIPS. The parties hereto agree that the Executive's employment with the Company, and with all entities controlled directly or indirectly by the Company (the "Company Group"), will terminate effective June 30, 2000 (the "Retirement Date"). The Executive further agrees that he hereby voluntarily resigns as a director and/or officer in each Company Group entity in which he has served as a director prior to the date of this Agreement; from the Company's Pension Committee and as a Trustee of the Company's Pension Plan; and from the Administrative Committee of the Company's Retirement Investment Fund Plan, all effective as of the date at the head of this Agreement. The Executive agrees to execute such formal letters of resignation as the Company may request. The Letter Agreement is hereby terminated and cancelled effective as of the effective date of this Agreement, with no compensation, benefits, damages, obligations or other payments owing to the Executive thereunder. The Executive Severance Agreement between the Executive and the Company, dated December 14, 1994, shall terminate on the Retirement Date.

     2. CONSIDERATION TO THE EXECUTIVE. The Company shall make the following payments and provide the following additional benefits and consideration to the Executive, subject to Section 6 hereof:

          (a) COMPENSATION CONTINUATION. The Company shall continue to pay the Executive his base salary of $39,583.33 per month (payable semi-monthly) through and including the Retirement Date. Thereafter, the Executive shall receive "Salary Continuation Payments" of $39,583.33 per month through and including December 31, 2001 (the period from the Retirement Date through December 31, 2001 is hereinafter referred to as the "Severance Period"). Salary Continuation Payments will be made semi-monthly at the same times as compensation is paid to exempt United States employees of IFF.

          (b) BONUS. The Executive acknowledges that he has received incentive compensation of $142,500 under the Company's Management Incentive Compensation Plan (the "MICP") in respect of the year 1999. Within five (5) business days after the date of execution of this Agreement, the Company shall pay the Executive an additional $47,500 in respect of his incentive compensation award for 1999 under the MICP. The Executive agrees and acknowledges that the aggregate award of $190,000 (equal to 40% of his 1999 base salary) is the only incentive compensation award (whether under the MICP or otherwise) to which he is entitled in respect of 1999. No bonus or other incentive compensation (whether under the MICP or otherwise) is or shall be awarded to the Executive with respect to any period after 1999.

          (c) OPTIONS. The Executive may exercise through and including September 30, 2000 any IFF stock options that are exercisable on the Retirement Date, in accordance with the provisions of various Stock Option Agreements between the Executive and the Company. If the Executive should die prior to the expiration of that period (including prior to the Retirement Date), his legal representative's right to exercise stock options shall be governed by the provisions of such Stock Option Agreements. Options that under the terms of such Stock Option Agreements are not exercisable as of the Retirement Date shall lapse on such date. All exercisable but then unexercised Options shall expire at the close of business on September 30, 2000.

          (d) PENSION; UNITED KINGDOM SOCIAL SCHEME. Until the Retirement Date, the Executive shall continue to accrue a pension (the "Pension") in accordance with the March 31, 1990 letter agreement between the Executive and IFF Great Britain, a copy of which is annexed to this Agreement as
     Schedule I (the "Pension Letter"). Commencing July 1, 2000 (and in addition to the Salary Continuation Payments contemplated in clause (a) of this
     Section 2) the Executive shall commence receiving the Pension. The Executive and the Company agree that the Pension shall aggregate (from all sources identified in the Pension Letter, and including the adjustment for early retirement contemplated in the Pension Letter) UK (pound) l79,240 per year, which shall be paid in monthly installments of UK (pound) 14,936,67. The Company shall take no action that would cause the Executive to be disqualified from continuing to participate in the United Kingdom Social Security System and/or the United Kingdom Private Health System.

          (e) APARTMENT. Effective February 1, 1999, the Company, in its name, entered into a two-year lease, expiring January 31, 2001 (the "Lease"), for an unfurnished two-bedroom two-bath apartment (No. 50A) at Central Park Place, 301 West 57th Street, New York, New York (the "Apartment"), for use by the Executive during the Assignment. The Company has paid on behalf of the Executive the rent and utilities (other than telephone) on the Apartment, and the rental/real estate agent's fees and closing costs in connection with the rental of the Apartment, and has fully grossed up for United States Federal, State and/or local income tax purposes any income that the Executive was required to recognize as a result of any of such payments by the Company. Notwithstanding the termination of the Assignment or the Executive's retirement, the Company agrees (i) that the Executive may continue to reside in the Apartment until the expiration of the Lease, and the Company agrees to continue to pay the rent and utilities (other than telephone) thereon until the earlier of the expiration of the Lease or the Executive's vacating the Apartment, and (ii) for such period the Company shall continue fully to gross up for United States Federal, State and/or local income tax purposes any income that the Executive may be required to recognize as a result of any of such payments by the Company. The Apartment shall continue to be reserved exclusively for the Executive, provided, however, that if for any reason the Executive shall not be using the Apartment for a period of at least one week, he shall so notify the Company, and the Company in its sole discretion may use the Apartment to accommodate others during such period.

          (f) DESIGN FEE; FURNITURE AND FURNISHINGS. The Company has advanced to the Executive the sum of $39,583.33 and has paid directly to vendors the sum of $35,000 in respect of design fees for assistance in connection with the design, layout and furnishing of the Apartment and the cost of furniture and furnishings purchased for the Apartment (collectively, "Apartment Furnishings"). The Executive has provided to the Company a summary, together with invoices and/or receipts aggregating $205,836.89, of Apartment Furnishings purchased for the Apartment. A copy of that summary is annexed to this Agreement as
     Schedule II. The Company has agreed to pay to the Executive $195,931.98, less the $74,583.33 already advanced or paid by the Company, in respect of Apartment Furnishings, or an aggregate of $121,348.65. In consideration of the agreement by the Company so to pay for Apartment Furnishings, the Executive has agreed that, with the exception of his personal stationery and bed linens, towels, china, glassware and kitchen utensils, all of which the Executive may take with him when he vacates the Apartment or at the expiration of the Lease, whichever shall occur earlier, all other Apartment Furnishings shall be left in the Apartment and shall be deemed to be the sole property of the Company. The Company may enter the Apartment at such reasonable times as the Executive and the Company may in good faith agree in order to inventory Apartment Furniture and, in connection with Executive's vacating the Apartment or the expiration of the Lease, at such time as are necessary to enable the Company to remove Apartment Furnishings before such expiration. The Company shall fully gross up for United States Federal, State and/or local income tax purposes any income that the Executive may be required to recognize as a result of the Company's payment for Apartment Furnishings.

          (g) SHIPMENT AND STORAGE. The Company agrees further to ship at its cost to any location in the United Kingdom designated by the Executive the Executive's Furniture, as well as all other persona1 effects of the Executive (together with the Executive's Furniture, the "Executive's Personal Property"), and agrees to arrange and pay for up to six months' storage in the United Kingdom of the Executive's Personal Property after such shipment. The Company shall fully gross up for United States Federal, State and/or local income tax purposes any income that the Executive may be required to recognize in respect of the shipment to and/or storage in the United Kingdom of the Executive's Personal Property.

          (h) MEDICAL COVERAGE; LIFE INSURANCE. The Company shall continue membership for the Executive and his eligible dependents (including his ex-wife until her divorce from the Executive is final) until the Executive's 65th birthday in the IFF Great Britain medical scheme, after which the Executive shall participate in the IFF Great Britain medical scheme for retirees. In addition, until the Retirement Date, the Executive shall continue to participate in the Company's United States Group

     Health Plan (the "US Plan"). After the Retirement Date and until the expiration of the Severance Period, the Company shall take appropriate steps to continue the Executive's participation in the US Plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Although normally employees desiring such post-employment coverage would have to pay a monthly premium therefor, the Company shall waive the monthly premiums for the shorter of the Severance Period or until the end of the month in which the Executive commences new "Employment," as hereinafter defined, pursuant to which he becomes eligible for medical coverage, whether or not (a) such coverage is comparable to that offered by the Company; (b) such coverage requires that the Executive pay all or a portion of its cost; (c) the Executive elects to participate in such coverage; and (d) such coverage includes reimbursement for dental expenses. Such period is hereinafter referred to as the "Supplemental Benefits Period." IFF Great Britain shall continue the Executive's current life insurance coverage for the shorter of the Severance Period or until the end of the month in which the Executive commences new Employment. For the purpose of this Agreement, "Employment" shall mean the Executive's substantially full-time participation for monetary compensation as an officer, employee, partner, principal or individual proprietor in any entity or business. If the Supplemental Benefits Period expires before the end of eighteen (18) months after the Retirement Date, after such expiration the Executive shall be able to continue the coverage for up to a period (including the Supplemental Benefits Period) aggregating eighteen
     (18) months after the Retirement Date by paying the applicable monthly premiums. The Company shall fully gross up for United States Federal, State and/or local income tax purposes any income that the Executive may be required to recognize as a result of the continuation of his participation in the IFF Great Britain medical scheme or the waiver by the Company of premiums for coverage under the US Plan during the Supplemental Benefits Period.

          (i) COMPANY CAR. IFF Great Britain leases for the business and personal use of the Executive a 1998 Range Rover 4.6HSE (the "Company Car"), the lease on which expires on 29 June 2001. Until the expiration of such lease, the Executive shall have the continued right (i) to have the exclusive use of the Company Car, with IFF Great Britain continuing to pay for maintenance (which is included in the lease cost) and insurance thereon, and (ii) to use a space allocated to IFF Great Britain in the car park at IFF Great Britain's Hammersmith, United Kingdom headquarters (the "Company Car Park"). At the expiration of such lease, the Executive (i) shall return to IFF Great Britain the pass for the Company Car Park, and
     (ii) shall have the right to purchase the Company Car for the residual value set forth therein. All costs of operating the Company Car, including but not limited to fuel, not specifically assumed by IFF Great Britain pursuant to this clause (i) of this Section 2 shall be the sole responsibility of the Executive.

          (j) OUTPLACEMENT. In October 1999 the Company arranged for the Executive to have the outplacement services of Barbara Crenshaw and Associates, and has paid all fees associated therewith. The Company agrees to continue such outplacement services at the same level at which and in the same manner in which they have been heretofore provided, and to pay any additional fees that may be required to cause such outplacement services to be continued until the earlier of the first anniversary after the expiration of the Severance Period or until the Executive accepts new Employment.

          (k) ATTORNEY'S FEES. The Company agrees to pay directly to Messrs. White & Case LLP, in care of Philip H. Schaeffer, Esq., counsel to the Executive, upon presentation to the Company of an invoice therefor, the sum of not more than $26,500 in respect of the fees and out-of-pocket expenses of such firm in respect of such firm's representation of the Executive in connection with the negotiation and execution of this Agreement and all matters associated with the Executive's retirement from the Company. All other fees and disbursements of White & Case and/or Mr. Schaeffer, and all fees and disbursements of any other counsel or other advisor retained by the Executive, whether in connection with his retirement or for any other purpose (except as provided in Section 7 of this Agreement), shall be the Executive's sole responsibility.

          (l) TAX ADVICE AND EFFICIENCY. Until the earlier of the expiration of the Severance Period or the Executive's commencement of new Employment, the Company shall continue to provide the Executive with tax advice and tax preparation services from PricewaterhouseCoopers LLP or another independent public accountant selected by the Company and reasonably acceptable to the Executive (the "Accountant"), provided that between the date of this Agreement and the expiration of the Severance Period the Company shall not be responsible for more than an aggregate of $25,000 in fees and disbursements of the Accountant. All other fees and disbursements of the Accountant, and all fees and disbursements of any other independent public accountant or financial advisor retained by the Executive, whether in connection with matters arising out of the Executive's employment with the Company, his retirement, this Agreement or otherwise, shall be the Executive's sole responsibility. The Company shall cooperate with the Executive and the Accountant to assist the Executive to achieve a lawful tax efficient approach to the payments and benefits being provided pursuant to this Agreement.

     3. OBLIGATIONS OF THE EXECUTIVE. The Executive shall be responsible, and shall neither be entitled to nor shall seek reimbursement, for all expenses incurred by him for whatever purpose on and after October 1, 1999, except as specifically provided in this Agreement. In amplification and not in limitation of the foregoing, the Executive shall be responsible for all club memberships, limousine and taxi cab costs and travel expenses (including airfare, hotel, meals, and incidental expenses) incurred by him on and after such date. In addition, the Executive acknowledges that, at 31 December 1998 he had unaccounted for expenses and advances from IFF Great Britain aggregating UK (pound) l67,l75.82, and that at the date of this Agreement none of such expenses and advances have been accounted for. The Executive agrees that, on or before the Retirement Date, he will submit to the Company expense reports on the appropriate Company form showing the business and/or personal nature of such expenses and advances and that he will reimburse IFF Great Britain any sums that he may owe in respect of expenses reasonably determined by IFF Great Britain to be personal to the Executive. The Executive agrees that any expenses that have not been accounted for and/or personal expenses not reimbursed to IFF Great Britain on or prior to the Retirement Date may be deducted by the Company from Salary Continuation Payments until such unaccounted for or personal expenses have either been accounted for or paid in full.

     4. NONSOLICITATION. During the Severance Period, the Executive agrees that he shall not solicit, induce, or attempt to influence any individual who is an employee of the Company Group to terminate his or her employment relationship with the Company Group, or to become employed by him or his affiliates or any person by which he is employed, or interfere in any other way with the employment, or other relationship, of the Company Group and any employee thereof.

     5. ENTIRE CONSIDERATION. The Executive understands and agrees that the payments and benefits provided for in this Agreement are in excess of those to which he otherwise would be entitled, and that they are being provided to him in consideration for his signing of this Agreement, which consideration he agrees is adequate and satisfactory to him.

     6. RELEASE. As a condition to the Executive's entitlement to the compensation, payments and benefits provided for in Section 2 hereof, the Executive shall have executed and delivered to the Company a release in the form attached hereto as Schedule III (the "Release"), and such Release shall have become irrevocable. If the Executive exercises his right to revoke the Release in accordance with the terms thereof, then this Agreement shall become null and void ab initio. The Company shall execute and deliver to the Executive a release in the form attached hereto as Schedule IV (the "Company Release")

     7. NON-DISPARAGEMENT. Each of the Executive and the Company agrees that at no time will either the Executive or any officer, director, employee or other representative of any member of the Company Group in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any third party, including but not limited to suppliers, customers and competitors of the Company Group, to lower its perception about the integrity, public or private image, professional competence, or quality of products or service, of the other or, in the case of the Company Group, of any officer, director, employee or other representative of any member of the Company Group.

     8. COOPERATION AND ASSISTANCE. The Executive acknowledges that he may have historical information or knowledge that may be useful to the Company Group in connection with current or future legal, regulatory or administrative proceedings. The Executive shall provide such reasonable cooperation to the Company Group in the defense or prosecution of any such claims that relate to events or occurrences that transpired during the Executive's employment with the Company Group as the Company Group may request. The Executive's cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to the Executive. The Company shall reimburse the Executive for all out-of-pocket expenses, including the reasonable fees of the Executive's personal attorney, which he incurs in connection with such cooperation.

     9. RETURN OF PROPERTY. The Executive expressly agrees that, upon his execution of this Agreement, he will return to the Company all property of the Company Group including, but not limited to, any and all files, computers, computer equipment and software and diskettes, cellular telephones, documents, papers, records, accords, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning the Company Group or their customers or operations. At the request of the Company the Executive will affirm that he has not retained copies of any such property or other materials. Notwithstanding the foregoing, the

Executive may retain (a) the IBM 600 laptop computer that he was using on the date the Assignment terminated (after returning to the Company to enable the Company to purge any information belonging to the Company Group that may reside on any drive thereof); and (b) the cellular telephone provided by IFF Great Britain that the Executive was using on the date the Assignment terminated, provided that all responsibility for the c in respect of such cellular

     10. NON-DISCLOSURE. Under the Executive's Security Agreement with the Company, and under applicable trade secret law, the Executive is obliged to keep in confidence all trade secrets and proprietary and confidential information of the Company Group, whether patentable or not and which he learned or of which he became aware or informed during his employment by the Company Group (except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information), and not to directly or indirectly publish, disclose, market or use, or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any such information. Both under such Security Agreement and under applicable law, such obligations continue not only while the Executive is employed by the Company, but after cessation of that employment. In amplification and not in limitation of the foregoing, the Executive acknowledges that during his employment with the Company, he has or may have acquired proprietary and confidential knowledge and information of the Company Group, including, but not limited to, fragrance formulae, secret processes and products, qualities and grades of fragrance ingredients and raw materials, including but not limited to aroma chemicals, perfumery and fragrance compounding "know-how" and other technical data belonging to or relating to the Company Group, and the identity of customers and suppliers of the Company Group and the quantities of products ordered by or from and the prices paid by or to those customers and suppliers. In addition, the Executive has also acquired similar confidential knowledge and information belonging to customers of the Company Group and provided to the Company Group in confidence under written and oral secrecy agreements. The Executive agrees to abide by the terms and conditions of the Security Agreement and of this Section 10 both until the Retirement Date and during the Severance Period and thereafter. Anything to the contrary notwithstanding, this Section 10 shall not apply to any knowledge or information that has become generally known in the industry or by the public (other than through a breach of this Agreement by the Executive).

     11. NO ADMISSION. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or the Executive and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding except one to enforce the terms of this Agreement.

     12. TAX AND WITHHOLDING. Except as otherwise specifically provided in this Agreement, any Federal, State and/or local (whether the United States or elsewhere) income, personal property, franchise, excise or other taxes owed by the Executive as a result of the payments or benefits provided under this Agreement shall be the sole responsibility and obligation of the Executive. The parties hereto agree and acknowledge that Company shall have the right to withhold from any payments made to the Executive any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on a Form W-2.

     13. NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon either party hereto unless made in writing and signed by such party.

     14. RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in New York, New York in accordance with the rules and procedures of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Each party shall bear its own costs, including but not limited to attorneys' fees, of the arbitration or of any litigation arising out of this Agreement. Pending the resolution of any arbitration or litigation, the Company shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

     15. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining provisions shall remain in full force and effect, and to that end the provisions of this Agreement are declared to be severable.

     16. GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the State of New York and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the company may sell all or substantially all of its assets, and (ii) with respect to the Executive, his executors, administrators, heirs and legal representatives.

     18. NOTICES. All notices required pursuant to this Agreement shall be in writing and shall be deemed given if mailed, postage prepaid, or if delivered by fax or by hand, to a party at the address set forth below:

                    If to the Executive:

                    Mr. Stuart R. Maconochie
                    Apartment 50A
                    Central Park Place
                    301 West 57th Street
                    New York, New York 10019

                    If to the Company or IFF Great Britain:

                    International Flavors & Fragrances Inc.
                    521 West 57th Street
                    New York, New York 10019

                    Attention:  Corporate Secretary

Any change in address by either party shall be effective when notified to the other party as aforesaid.

     19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

     20. ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE; REVOCATION RIGHT. The Executive certifies that he has read the terms of this Agreement. The execution hereof by the Executive shall indicate that this Agreement conforms to the Executive's understandings and is acceptable to him as a final agreement. it is further understood and agreed that the Executive has had the opportunity to consult with counsel of his choice, that he has in fact consulted with his own counsel with respect to this Agreement, and that he has been given a reasonable and sufficient period of time of no less than twenty-one (21) days in which to consider and return this Agreement.

     WHEREFORE, intending to be legally bound, the parties have agreed to the aforesaid terms and indicate their agreement by signing below.


STUART R. MACONOCHIE

/S/  STUART R. MACONOCHIE                                    06/19/00
-----------------------------------                          --------
     Stuart R. Maconochie                                      Date


INTERNATIONAL FLAVORS & FRAGRANCES INC.

By: /s/  STEPHEN A. BLOCK                                    06/15/00
-----------------------------------                          --------
         Stephen A. Block                                      Date
         Senior Vice-President
         General Counsel
         and Secretary

INTERNATIONAL FLAVOURS & FRAGRANCES
I.F.F. (GREAT BRITAIN) LIMITED

By: /s/  STEPHEN A. BLOCK                                    06/15/00
-----------------------------------                          --------
         Stephen A. Block                                      Date
         Authorized Signatory

                                                                      SCHEDULE I

                                   [IFF LOGO]
================================================================================
       INTERNATIONAL FLAVOURS & FRAGRANCES, I.F.F. (GREAT BRITAIN) LTD.
                    DUDDERY HILL, HAVERHILL, SUFFOLK CB9 8LG
          CHEMICAL DIVISION - FLAVOUR DIVISION - PURCHASING - ACCOUNTS
                     TEL. (0440) T04488 TELEX 81881 IFFGB G
                            CHEMICAL FAX (0440) 82198
                            FLAVOUR FAX (0440) 81598


S.R. Maconochie Esq.,                                            31st March 1990
Badger's Wood,
Kimbers Lane,
Maidenhead,
Berkshire.
SL6 2QP


Dear Mr. Maconochie,

                            YOUR RETIREMENT BENEFITS

     The Finance Act 1989 introduced restrictions on the benefits that can be provided under pension schemes approved by the Inland Revenue.

     We set out in our letter of 31st March 1990 the arrangements designed to provide you with the maximum benefits approvable by the Inland Revenue for tax purposes.

     However, we appreciate that the benefits provided under the tax approvable schemes may not provide the desired levels of benefits.

     Therefore, we set out below the benefits that we will provide in addition to the benefits provided under the approvable schemes, should those approvable schemes benefits fall short of the desired amounts.


1.   DEFINITIONS

     "Salary" means your basic salary over the period of twelve months immediately prior to your date of retirement, death or leaving service plus the yearly average of your other earnings subject to Schedule E income tax in the 36 months immediately prior to your retirement, death or leaving service.

     "Normal Pension Age" means your 65th birthday.


          Creators and Manufacturers, of Flavors, Fragrances and Aroma
          Chemicals

     "Personal Pension Plan" means the arrangement approvable under Chapter IV
     Part XIV of the Income and Corporation Taxes Act 1988, to which the Employer is contributing.

     "Personal Plans" means the Personal Pension Plan and the arrangement approvable under Chapter IV Part XIV of the Income and Corporation Taxes Act 1988 established to accept the transfer value from your pension arrangement with R.P. Scherer.

     "Employer" means IFF (GB) Limited.

     "Maximum Approvable Remuneration" means the best definition allowable by the Inland Revenue for the purposes of calculating approvable benefits, subject always to an earnings ceiling set by the Inland Revenue, which for the year ending 31st March 1990 is (pound)60,000. This ceiling will increase on 1st Apri1 each year in line with the movement in the General Index of Retail Prices for the year 1st January to 31st December (inclusive) immediately preceding the 1st April of determination.

     "Widow" means the wife to whom you are married at the date of death.

     "Retained Lump Sum Death Benefit" means the total value of any lump sum death benefits that, for the purposes of calculating the Inland Revenue Maximum approvable lump sum death benefit, have to be taken into consideration.

2.   RETIREMENT AT NORMAL PENSION AGE

     On your retirement at Normal Pension Age you will be entitled to a yearly pension for life calculated as (A) below, less (B) below:

     (A)  2/3rds of your Salary at Normal Pension Age,

     (B) the pension payable (or prospectively payable) from Normal Pension Age in respect of the Personal Plans.

     The pension under (B) above shall be calculated as if the benefits were taken wholly in the form of pension of the same type and subject to the same conditions as apply under this letter. The amount of such pension shall include the pension equivalent of any benefits payable to you other than in pension form and shall be determined as if no cash would be taken as an alternative to pension. The amount of pension shall be calculated where necessary using such estimates of policy proceeds, annuity rates and any other relevant matters as we shall determine to be appropriate.

3.   EARLY RETIREMENT

     You may, with our consent, retire early on grounds other than Ill-health at any time on or after age 50.

     On early retirement, if the pension secured by your Personal Pension Plan is insufficient, you will be entitled to a yearly pension payable for life calculated in accordance with the following formula

                        N X P
                       --
                       NS

     Where N = the number of years of service completed at the date of retirement with a proportionate amount for each complete month.

          NS = total service that would have been completed at Normal Pension
               Age with a proportionate amount for each complete month.

           P = 2/3rds of your Salary at the date of retirement LESS the pension value of your Personal Plans as calculated in accordance with 2 above.

     If you have not attained age 63 at retirement this pension will then be reduced by 1/4% for each complete month between your retirement date and your 63rd birthday to take into account its payment from a date earlier than Normal Pension Age.

4.   LEAVING SERVICE

     In the event that you leave our service you will be entitled to a yearly pension payable for life, commencing at Normal Pension Age, equal to the pension calculated as in 3 above but with no reduction for early payment.

     This pension will be increased between your date of leaving service and Normal Pension Age by the lesser of 5% per annum compound (with a proportionate amount for a part-year) and the increase in the General Index of Retail Prices for the period.

5.   LUMP SUM DEATH IN SERVICE BENEFIT

     If you die while in our employment and before taking any benefits described in this letter, there will be payable a lump sum calculated as (A) below, less (B) below:

     (A) a lump sum of three times your Salary at date of death less any lump sum death benefits payable under the Personal Plans.

     (B)  The lesser of:

          (i)  three times your Salary less the Retained Lump Sum Death Benefit,

          and

          (ii) four times your Maximum Approvable Remuneration less the Retained Lump Sum Death Benefit.

     The lump sum will be payable in accordance with the attached Appendix.

6.   WIDOW'S PENSION

     (i)  Death in service:

          In the event of your death in service, there will be payable a yearly pension to your widow for life calculated as (A) below, less (B) below:

          (A) 4/9ths of your Salary less any widow's pension payable under the Personal Plans.

          (B)  The lesser of

               (i) 4/9ths of your Salary less any widow's pension payable under the Personal Plans,

               and

               (ii) the lesser of:

                    (a)  37/108ths of your Maximum Approvable Remuneration

                         and

                    (b) 4/9ths of your Maximum Approvable Remuneration less any widow's pensions payable under the Personal Plans (if any).

     (ii) Death in retirement:

          In the event of your death in retirement, there will be payable to your widow, a yearly pension for life of an amount equal to 2/3rds of your pension (if any) payable In accordance with this letter.

7.   INCREASES TO PENSION IN PAYMENT

     Your pension payable under this letter (if any) will increase in payment at the rate of 3% per annum compound on each anniversary of your retirement or death. Any widow's pension payable under this letter will increase at the same rate from your date of retirement, or date of death if earlier.

8.   AMENDMENT OR DISCONTINUANCE

     Whilst we fully intend to maintain the benefits described in this letter we reserve the right to amend or discontinue any, or all of the above provisions.

     Please sign, date and return to us the attached duplicate of this letter to confirm your agreement to the above benefits.



                                Yours sincerely,




                                 /S/ P.G. MAJOR
                     ---------------------------------------
                     (for and on behalf of IFF (GB) Limited)


I hereby confirm my agreement to the above terms and conditions.

Sign:  STUART R. MACONOCHIE                                  Date: 2nd July 1990
     -----------------------------                                --------------
       (S.R. Maconochie)

                                    APPENDIX

                PROVISIONS RELATING TO PAYMENT OF DEATH BENEFITS

Any benefit arising under paragraph 5 of the attached letter shall be payable in accordance with the following terms and conditions:

Subject to no such amount being held by the Employer for more than two years following the date of death of the Member the Employer shall have power to pay or apply any such amount at such time or times to or for the benefit of such one or more of your Beneficiaries in such shares proportions and manner and for such interests as the Employer having absolute discretion may within six months of your death direct (including and without prejudice to the generality Of the foregoing the transfer of the whole or part of such amount to trustees to be held by such trustees for such Beneficiaries upon such trusts and powers (including discretionary trusts or powers exercisable by such trustees as the Employer shall decide) and all or any expenses fees stamp duty or other outgoings incurred for the purpose of or in connection with any such payment or application no matter in what manner such amount be applied may if the Employer so decide be deducted from or paid out of the said amount.

PROVIDED THAT in default of exercise of the foregoing power within a period of two years from the date of your death the Employer shall pay the whole or such part of the amount not so paid or applied as aforesaid to your Personal Representatives except that if such amount would vest in the Crown the Duchy of Lancaster or the Duke of Cornwall as bona vacantia or in a creditor such amount shall be retained by the Employer.

In making any such transfer as aforesaid the Employer shall be entitled to rely upon the certificate of any Solicitor or firm at Solicitors to the effect that the trusts upon which any amount so transferred will be held are such that the said amount must necessarily be paid to or applied for the benefit of one or more of the Beneficiaries.

"Beneficiaries" means and includes the following:

(i) your spouse or any ancestor or descendant (however remote the relationship) of you or of your spouse and the spouse of any such ancestor or descendant,

(ii) any brother or sister of you or of your spouse (whether of the whole of half-blood) and any descendant of any such brother or sister and the spouse of any such brother or sister or of any such descendant of any such brother or sister,

(iii) any step-brother or step-sister of you or of your spouse and any descendant of any such step-brother or step-sister and the spouse of any such step-brother or step-sister or of any such descendant of any such step-brother or step-sister,

(iv) any uncle or aunt of you or of your spouse and any descendant of any such uncle or aunt and the spouse of any such uncle or aunt or of any such descendant of any such uncle or aunt,

       whether in any of the aforesaid cases (1) (ii) (iii) and (iv) you were or were not liable for or to contribute to their maintenance or support and including any such person related by adoption.

(v) any other natural person who in the opinion of the Employer has been dependent or partly dependent on you for maintenance or support,

(vi) any beneficiary entitled to any interest in your estate under any testamentary disposition made by you and in respect of which a grant of representation has been obtained; and

(vii) any nominee of yours whom you wish to be treated as a Beneficiary for this purpose and whose name and address you have notified to the Employer in writing and for the purposes of this definition:

     I. "Spouse" includes wife husband widow widower and any former wife or husband and a person with whom you or other relevant person has gone through any lawful ceremony of marriage.

     II.  "descendant" shall include step-children.

     III. the class of Beneficiaries shall be closed at your death except that it shall include persons then en ventre sa mere who if born would have been Beneficiaries.

     IV   "ancestor" shall include parents.

"Dependants" means the following:

(i)  your wife widow child or children, and

(ii) any natural person who in the opinion of the Employer is financially dependent upon you or was so dependent at the date of your death.

A child, unless mentally or physically incapacitated shall not be a Dependant after attaining the age of 18 years or ceasing to receive full-time education or vocational training, if later, (but not later than age 21 years).

For the purposes of this definition "child" shall include adopted and step-children of you or your spouse.

                                                                     SCHEDULE II

                              STUART R. MACONOCHIE

                        SUMMARY OF APARTMENT FURNISHINGS
                         FOR WHICH THE COMPANY IS PAYING

--------------------------------------------------------------------------------
             Description                          Cost Paid (to be Paid)
                                                         by Company
                                                             ($)
--------------------------------------------------------------------------------
Architect fees, deliveries,                               29,997.59
miscellaneous disbursements and
picture hanging

--------------------------------------------------------------------------------
Structural expenditures,                                   3,031.00
electrical closets, etc.

--------------------------------------------------------------------------------
Electrical and audio-visual,                              28,262.53
telephone, faxes

--------------------------------------------------------------------------------
Soft furnishings, fabrics,                                47,538.50
curtains and rugs

--------------------------------------------------------------------------------
Free standing furniture                                   87,102.26

--------------------------------------------------------------------------------
TOTAL                                                    195,931.98

--------------------------------------------------------------------------------
Advance to Mr. Maconochie by                             (39,583.33)
Company

--------------------------------------------------------------------------------
Paid directly to vendor by                               (35,000.00)
Company

--------------------------------------------------------------------------------
NET AMOUNT DUE TO MR.                                    121,348.65
MACONOCHIE FROM COMPANY
--------------------------------------------------------------------------------

                                                                    SCHEDULE III

                                     RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Stuart R. Maconochie, of 301 West 57th Street, New York, New York 10019 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in a Separation Agreement dated June 15, 2000 ("Separation Agreement"), DOES HEREBY IREREVOCABLY AND UNCONDITIONALLY AGREE TO RELEASE, WAIVE and FOREVER DISCHARGE, except as otherwise provided in this Release, IFF Inc. and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee waives, releases and covenants not to sue Releasees or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.


     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters relating to or arising out of his employment and/or service on the Board of Directors of IFF Inc. or any subsidiary or affiliate thereof or the termination of such employment or Board of Director service, and occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee's employment, compensation and benefits with IFF Inc. or the termination thereof, and any Claim for violation of any the laws of any country of the world or subdivision thereof, including but not limited to the laws of the United Kingdom and any United States Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq.; (2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C.ss.1981; (3) the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq. (4) the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621-634; (5) the Equal Pay Act of 1963, 29 U.S.C. ss.206; (6) Executive Order 11246; (7) Executive Order 11141; (8) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. ss.ss.701 et seq.; (9) the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss.1001 et seq.; and (10) any applicable New York law, statute, regulation, ordinance, or constitutional or public policy provisions. Anything in this Release to the contrary notwithstanding, it is agreed that the Employee does not waive his rights to coverage under any directors & officers insurance policy, for indemnification pursuant to IFF Inc.'s By-laws as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Employee's employment or other service to IFF Inc., or to enforce the Separation Agreement or any rights under any employee or retirement benefit plan, program or policy of IFF Inc. or any of its subsidiaries or affiliates, or the Release of this same date under which IFF Inc. is releasing claims, if any, that it may assert against Employee.

     Employee hereby represents that neither he nor anyone acting at his discretion or on his behalf has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an "Action") against any Releasee with any governmental agency or any court; that he will not file or pursue any Action at any time hereafter; and that if any such agency or court assumes jurisdiction of any Action, against any Releasee on behalf of Employee, he will request such agency or court to withdraw the matter. If any such Action is filed by the Employee, he further agrees that he will not seek any relief from the Releasees, however that relief might be called, whether reinstatement, back pay, compensatory, punitive or exemplary damages, claims for emotional distress or pain and suffering, or claims for attorneys' fees, reimbursement of expenses or otherwise, on the basis of any such claim. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under the Separation Agreement or under any employment or retiree benefit plan or program of IFF Inc. or any of its subsidiaries or affiliates.


     For the purpose of implementing a full and complete release and discharge of claims, the Employee expressly acknowledges that this Release is intended to include in its effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, apparent or concealed, and that this Release contemplates the extinction of all such claims, including claims for attorneys' fees. Employee expressly waives any right to assert after the execution of this Release that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of the Release.

     This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the State of New York and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to and acknowledges that he has consulted with an attorney before signing this Release.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Stephen
A. Block, Senior Vice

President, General Counsel and Secretary, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by Mr. Block not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Separation Agreement shall be null and void ab initio.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT AND THAT NO REPRESENTATIONS, PROMISES OR INDUCEMENTS HAVE BEEN MADE TO EMPLOYEE EXCEPT AS SET FORTH IN THIS RELEASE VOLUNTARILY, AND THAT HE INTENDS TO BE LEGALLY BOUND BY ITS TERMS, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

     PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN CLAIMS INCLUDING CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT.

     Executed at New York, New York on June 19, 2000.

                                               /S/ STUART R. MACONOCHIE
                                               -----------------------------
                                                   Stuart R. Maconochie

                                                                    SCHEDULE IV

                                     RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that International Flavors & Fragrances Inc., a New York corporation with a place of business at 521 West 57th Street, New York, New York 10019 hereinafter referred to as "IFF Inc."), for itself and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents, for and in consideration of the execution and delivery by Stuart R. Maconochie, or 301 West 57th Street, New York, New York 10019 (hereinafter referred to as "Releasee") of a Separation Agreement dated June 15, 2000 (the "Separation Agreement"), DOES HEREBY IREREVOCABLY AND UNCONDITIONALLY AGREE TO RELEASE, WAIVE and FOREVER DISCHARGE, except as otherwise provided in this Release, Releasee from all "Claims", as hereinafter defined, and IFF Inc. waives, releases and covenants not to sue Releasee or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which IFF Inc. now has, or claims to have, or which IFF Inc. at any earlier time had, or claimed to have had, or which IFF Inc. at any future time may have, or claim to have, against the Releasee as to any matters relating to or arising out of his employment and/or service on the Board of Directors of IFF Inc. or any subsidiary or affiliate thereof or the termination of such employment or Board of Director service, and occurring or arising on or before the date this Release is executed by IFF Inc. The Claims IFF Inc. is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral.

     IFF Inc. hereby represents that neither it nor anyone acting at its discretion or on its behalf has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an "Action") against the Releasee with any governmental agency or any court; that it will not file or pursue any Action at any time hereafter; and that if any such agency or court assumes jurisdiction of any Action against the Releasee on behalf of IFF Inc., IFF Inc. will request such agency or court to withdraw the matter. Neither this Release nor the undertaking in this paragraph shall limit IFF Inc. from pursuing Claims for the sole purpose of enforcing its rights under the Separation Agreement and the Release of this same date under which the Releasee releases Claims, if any, that he might assert against IFF Inc.

     For the purpose of implementing a full and complete release and discharge of claims, IFF Inc. expressly acknowledges that this Release is intended to include in its effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, apparent or concealed, and that this Release contemplates the extinction of all such claims, including claims for attorneys' fees. IFF Inc. expressly waives any right to assert after the execution of this Release that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of the Release.

     This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the State of New York and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

     Executed at New York, New York on June 15, 2000.


                                           INTERNATIONAL FLAVORS &
                                             FRAGRANCES INC.



                                           By: /S/ STEPHEN A. BLOCK
                                               --------------------------------
                                                   Stephen A. Block
                                                   Senior Vice-President
                                                   General Counsel and
                                                   Secretary

                                                                   Exhibit 10(b)






                                   RABBI TRUST

                                       FOR

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.




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THIS AGREEMENT, made this 4th day of October, 2000, between International
Flavors & Fragrances Inc. (hereinafter called the "Corporation") on behalf of itself and its associated companies, if any, participating in this trust and First Union National Bank (hereinafter called the "Trustee"); a banking organization organized and existing under the laws of the State of New York and Buck Consultants Inc. (hereinafter called the "Benefit Determiner"), a Corporation whose principal place of business is in the State of New York.



                                   WITNESSETH:



WHEREAS, the Corporation has adopted and sponsors the nonqualified deferred compensation and welfare benefit plans listed in Appendix A (hereinafter called the "Plan(s)"); and



WHEREAS, the Corporation has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s); and



WHEREAS, the Corporation wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Corporation's creditors in the event of the Corporation's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s); and



WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of any of the Plan(s) as unfunded plan(s) maintained for the purposes of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 or as unfunded "excess benefit plan(s)" under Section 3(36) of Title I of ERLSA. as amended from time to time; and


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WHEREAS, it is the intention of the Corporation to make contributions to the
Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s), and upon the earlier of a Potential Change in Control, as defined herein, or Change in Control, as defined herein, to provide the funding of a Legal Defense Fund, as defined herein, to enable the Trustee to protect the rights of participants and beneficiaries under the Plan(s); and



WHEREAS, it is also the intention of the Corporation to have the Trust available to associated companies of the Corporation that are participating in the Plan(s) covered by the Trust, and under the terms of this agreement (hereinafter referred to as the "Trust Agreement" or "Agreement"), the Corporation shall operate on behalf of all such associated companies; and



WHEREAS, the Corporation wishes to establish for itself and for each associated company of the Corporation that is participating in the Plan(s) covered by the Trust, a separate bookkeeping account (hereinafter referred to as the "Account") under the Trust, each such Account to include only the contributions from or on behalf of that company for which the Account was established, investment earnings and adjustments for charges, payments, expenses, and cash flow on assets attributable to the contributions to each such Account and with respect to each Plan, such Account shall maintain a subaccount in order to provide a potential source of payments under the terms of such Plan(s); and



WHEREAS, except in the case of Insolvency, amounts credited to each Account, and the earnings thereon. shall be used by the Trustee solely in satisfaction of the liabilities of the Corporation and its associated companies with respect to the participants and the beneficiaries in the Plan(s), and expenses as provided herein, and such utilization shall be in accordance with the procedures set forth herein; and



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WHEREAS, except as otherwise expressly provided in this Agreement, upon satisfaction of all liabilities of the Corporation and its associated companies with respect to all participants and their beneficiaries under their respective Plan(s), the balance, if any, remaining in the Accounts shall revert to the Corporation and/or the associated companies, as appropriate, provided, however, that all amounts attributable to such Plan(s) and attributable to the Legal Defense Fund shall, at all times, be subject under this Agreement to the claims of the Corporation's and its associated companies' creditors as hereinafter provided; and



WHEREAS, the Corporation, on behalf of itself and its associated companies, and the Trustee have created this Trust to provide assurances to certain management employees of the Corporation and its associated companies and the Benefit Determiner acknowledges and will operate in accordance with that intention;



NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, including certain fees and expenses paid or payable by the Corporation and its associated companies to the Trustee and the Benefit Determiner, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                             ESTABLISHMENT OF TRUST


1.1 The Corporation hereby deposits with the Trustee for its Account under the Trust $1,000, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.



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1.2    The Trust hereby established is revocable but, subject to the provisions of Section 6.2 hereof, shall become irrevocable upon the earlier of a Potential Change in Control, as defined in Section 16.2 herein, or a Change in Control, as defined in Section 16.3 herein.


1.3 The Trust is intended to be a grantor trust, of which the Corporation and each associated company is the grantor, within the meaning of subpart E.
       part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


1.4 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Corporation and each of the associated companies and shall be used exclusively for the uses and purposes of Plan participants, their beneficiaries and the Corporation's and each associated company's general creditors, and paying the expenses of administering the Trust as herein set forth. Furthermore, any amounts attributable to a particular Plan and to a particular associated company shall be accounted for separately, even though for investment purposes Trust assets can be commingled. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Corporation and, if applicable, any associated company. Any assets held by the Trust will be subject to the claims of the Corporation's or associated company's general creditors, as the case may be, under Federal and state law in the event of Insolvency, as defined in Section 4.1 herein. The rights of creditors of any associated company shall be limited to the assets held for that company under the trust.


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1.5    The Corporation and each associated company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or, subject to Section 5.3, other property (including, in the case of the Corporation, but not limited to, treasury shares of the Corporation) in trust with the Trustee to augment the principal to be held, administered and disposed of by said Trustee as provided in this Trust Agreement. The Corporation may make contributions on behalf of an associated company. Any contribution made to the Trust shall be credited to the Account of the company for which the contribution is made and further allocated under the Account to the Plan for which the contribution is intended, and this information will be supplied by the Corporation at the time of the deposit or allocation. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits; provided, however, upon the earlier of a Potential Change in Control or Change in Control, if the Trust assets are less than 110% of the benefit liabilities under the Plan(s), the Corporation and each associated company shall, as soon as possible, but in no event later than seven days following such event, make a contribution in cash or property to the Trust in an amount, determined by the Benefit Determiner, which, taken together with the value of the existing Trust assets, is no less than 110% of the amount needed to pay each Plan participant and beneficiary the benefits to which such Plan participant or beneficiary would be entitled pursuant to the terms of the Plan(s) as of the date on which the earlier of the Potential Change in Control or Change in Control occurs. In addition, subject to the provisions of Section 6.2 hereof, after the earlier of a Potential Change in Control or Change in Control, if the Trust assets become insufficient to pay all benefits to which participants or beneficiaries of deceased participants are entitled under the Plan(s), as determined by the Benefit Determiner, the Corporation or associated company shall contribute to the Trust the additional amount necessary to fully fund their respective benefit liabilities under the Plan(s) as determined by the Benefit


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                                                                          Page 6



       Determiner. A copy of any such determination by the Benefit Determiner shall be provided to the Trustee.



1.6 In addition, the Corporation and any associated company may at any time, and the Corporation shall upon the occurrence of the earlier of a Potential Change in Control or Change in Control, make a contribution to a Legal Defense Fund established under Article X of this Trust Agreement. The primary purpose of these funds would be to enable the Trustee to take such legal action as it deems necessary after a Change in Control to protect the participants and beneficiaries entitlement to benefits under the Plan(s) after a Change in Control occurs and to pay legal expenses incurred by the Trustee or Benefit Determiner in protecting participants' and beneficiaries' entitlement to benefit under the Plan(s).



                                   ARTICLE II

       DESIGNATION OF BENEFIT DETERMINER AND PAYMENTS TO PLAN PARTICIPANTS


2.1 By its acceptance of this Trust, the Trustee hereby agrees to the designation by the Corporation of a "Benefit Determiner" under this Trust Agreement. Prior to a Change in Control, the selection and retention of a Benefit Determiner shall be the sole responsibility of the Corporation. In the event a Change in Control occurs, the responsibility for selection and retention of a Benefit Determiner resides with the Trustee. In that case, the Trustee in its sole discretion may, but need not, designate a new Benefit Determiner or may continue to use the same Benefit Determiner, or in the event said firm does not accept its designation as Benefit Determiner or accepts said designation and subsequently resigns, the Trustee shall designate a new Benefit Determiner; provided, however, any Benefit Determiner newly appointed by the Trustee shall be independent of the Corporation. In any event, the Benefit Determiner, or any successor thereto, shall be a


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                                                                          Page 7





       signatory under the Trust Agreement. The Benefit Determiner may resign at any time by delivering written notice to the Corporation and Trustee; provided, however, that no such resignation shall take effect until the earlier of (a) sixty (60) days from the date of delivery of such notice to the Corporation or in the event a Change in Control occurs, the Trustee or (b) the appointment of a successor Benefit Determiner, or such shorter period as agreed upon in writing by the parties.



2.2 Except for the records dealing solely with the funds and their investment, which shall be maintained by the Trustee, the Benefit Determiner shall maintain all the Plan participant and beneficiary records contemplated by this Trust Agreement.



2.3 Upon the establishment of the Trust or as soon thereafter as practicable, the Corporation shall furnish to the Benefit Determiner all the information necessary to determine the benefits payable to or with respect to each participant and beneficiary under the Plan(s). The Corporation shall regularly, at least annually, and upon the earlier of a Potential Change in Control or Change in Control, furnish revised updated information to the Benefit Determiner. In the event the Corporation refuses or neglects to provide updated participant information, as contemplated herein, the Benefit Determiner shall be entitled to rely upon the most recent information furnished to it by the Corporation or the participant. The Corporation shall give notice to the Benefit Determiner at any time there is a change in benefits or personal information under the Plan(s).



2.4 The Benefit Determiner (if the Corporation is unable or unwilling to do so) shall periodically prepare a benefit statement in respect to each participant's benefits under the Plan(s) and shall furnish a copy of same to the participant or his or her beneficiary and to the Corporation.


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2.5    Upon the direction of the Corporation, before or after a Potential Change in Control or Change in Control occurs, or upon the proper application, after a Change in Control occurs, of a participant or beneficiary of a deceased participant who is entitled to benefits under the Plan(s) to the Trustee, the Corporation, or if the Corporation is unable, unwilling or otherwise refuses to do so, the Benefit Determiner, shall prepare a certification to the Trustee that a participant's or beneficiary's benefits under the Plan(s) have become payable. Such certification shall include the amount of such benefits, the manner of payment and personal information regarding the participant or beneficiary, including the participant's or beneficiary`s name, social security number, and last known address.



2.6 Notwithstanding anything herein to the contrary, the Benefit Determiner, if required by this Trust, shall calculate the benefit of each participant, or beneficiary under a Plan. To the extent a participant's, or his or her beneficiary's, benefit is payable from a Plan, the Benefit Determiner shall have full discretionary authority to resolve any question which shall arise under the Plan as to any person's eligibility for benefits, the calculation of benefits, the form. commencement date, frequency, duration of payment, or the identity of the beneficiary. Such question shall be resolved by the Benefit Determiner under rules uniformly applicable to all person(s) or employee(s) similarly situated.


2.7 Upon the receipt of such certified statement and such appropriate Federal, state and local tax withholding information as may be available from the Corporation or the Benefit Determiner, the Trustee, upon direction from the Corporation, (or in the case of a Change in Control, if the Corporation is unable, unwilling, or otherwise refuses to do so, upon direction of the Benefit Determiner) shall, as soon as practicable. commence cash distributions from the Trust in


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                                                                          Page 9




       accordance therewith to the person or persons so indicated, and with respect to taxes required to be withheld, to the Corporation, and the Benefit Determiner shall charge the appropriate Account(s) under the Trust. The Trustee shall furnish a copy of such certification to the participant or beneficiary of the deceased participant. The Corporation or an associated company, as the case may be, shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authority and shall furnish each participant or beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.



2.8 Notwithstanding anything herein to the contrary, the Corporation on behalf of itself or any associated company, instead of the Trustee, may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). The Corporation shall notify the Trustee or the Benefit Determiner of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries.



2.9 Nothing provided in this Trust Agreement shall relieve the Corporation or any of the participating associated companies of their obligations and liabilities to pay the benefits provided under the Plan(s) except to the extent such obligations and liabilities are met by application of Trust assets or by payments made directly by the Corporation or an associated company, as the case may be.



                                   ARTICLE III

       CORPORATION RESPONSIBILITY REGARDING DOCUMENTATION, CONTRIBUTIONS,
                               AND INDEMNIFICATION


3.1 The Corporation shall provide the Trustee and Benefit Determiner with a certified copy of the Plan(s) and all amendments thereto and of the resolutions of the Board of Directors of the


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                                                                         Page 10






       Corporation approving the Plan(s) and all amendments thereto, promptly upon their adoption. After the execution of this Trust Agreement, the Corporation shall promptly file with the Trustee and the Benefit Determiner a certified list of the names and specimen signatures of those officers of the Corporation and any delegate authorized to act for it. The Corporation shall promptly notify the Trustee and the Benefit Determiner of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee and/or the Benefit Determiner of notice that any person is no longer authorized to so act, the Trustee or the Benefit Determiner may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee or the Benefit Determiner shall be in writing signed by such person or persons. The Trustee and the Benefit Determiner may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee or the Benefit Determiner believes to have been signed thereby. The Trustee and the Benefit Determiner may rely on any certification, notice or direction of the Corporation that the Trustee or the Benefit Determiner believes to have been signed by a duly authorized officer or agent of the Corporation. The Trustee and the Benefit Determiner shall have no responsibility for acting or not acting in reliance upon any certification, notice or directions believed by the Trustee or the Benefit Determiner to have been so signed by a duly authorized officer or agent of the Corporation. The Corporation shall be responsible for keeping accurate books and records with respect to the employees of the Corporation and associated companies, their compensation and their rights and interests in the Trust under the Plan(s). The Trustee may rely on all certifications issued by the Benefit Determiner without any obligation to verify the accuracy of the calculations or information contained therein.



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                                                                         Page 11






3.2 The Corporation and each associated company shall make its contributions to the Trust in accordance with appropriate corporate action. The Trustee shall have the responsibility, after the earlier of a Potential Change in Control or Change in Control, to compel the Corporation or associated company under Section 1.5 hereof to make additional deposits or take other action to compel payments in amounts determined by the Benefit Determiner to be necessary, in accordance with Section 1.5, to fully fund the Trust to pay all benefits to which participants or beneficiaries of deceased participants are entitled under the Plan(s). The Trustee shall not be held responsible for the Corporation's or associated companies' refusal to fund as required herein. Any such contributions or payments shall be made to the Trust and shall be properly allocated to the appropriate Accounts. If more than one Plan is covered by the Trust or if more than one employer is participating in the Trust, the Corporation and the associated companies shall indicate the amount of its contributions intended for each Plan and for each employer's Account. The Trustee shall also have the responsibility to compel the Corporation and associated companies to make, after the occurrence of the earlier of a Potential Change in Control or Change in Control, the required contributions under
       Article X to the Legal Defense Fund. The Corporation shall be required to notify the Trustee of the occurrence of any Potential Change in Control or Change in Control as promptly as practicable following the occurrence thereof. Anything else contained in this Section 3,2 to the contrary notwithstanding, the Trustee shall not have the responsibility to compel the Corporation or the associated companies to make the contributions required pursuant to Section 1.5 or Article X hereof unless and until the Trustee has actual knowledge or has received notice from the Corporation that either a Potential Change in Control or Change in Control, as applicable, shall have occurred.



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                                                                         Page 12






3.3 The Corporation shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation reasonable attorney's fees, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Trust, other than those resulting from the Trustee's gross negligence or willful misconduct.

3.4 The Corporation shall indemnify and hold harmless the Benefit Determiner for any liability or expenses, including without limitation reasonable attorney's fees, incurred by the Benefit Determiner with respect to keeping the participants' benefits records and reporting thereon, certifying benefit information to all parties, including the Trustee, participants or beneficiaries, and the Corporation, and any other business properly coming before the Benefit Determiner in connection to carrying out its obligations under this Trust Agreement, other than those resulting from the Benefit Determiner's gross negligence or willful misconduct.

3.5 If the Trustee or the Benefit Determiner undertakes or defends any litigation arising in connection with this Trust, including, but not limited to any litigation undertaken or defended against the Corporation, the Corporation agrees to indemnify the Trustee and the Benefit Determiner against the Trustee's or the Benefit Determiner's reasonable costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Corporation does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee or the Benefit Determiner may obtain payment from the Trust other than the Legal Defense Fund, except as permitted under Section 1.6 and Article X. The Corporation or associated company shall reimburse the Trust for any such payments.



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                                                                        Page 13

                                   ARTICLE IV

   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PARTICIPANTS AND BENEFICIARIES
                           WHEN EMPLOYER IS INSOLVENT

4.1 If a participating employer is Insolvent, as hereinafter defined, the Trustee shall, subject to Section 4.2 hereof, cease payment of benefits to Plan participants of that Insolvent employer and their beneficiaries. The Corporation or an associated company, as the case may be, shall be considered "Insolvent" for purposes of this Trust Agreement if (a) the Corporation or the associated company is unable to pay its debts as they become due, or (b) the Corporation or the associated companY is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. Payments to Plan participants and their beneficiaries of an employer who is not Insolvent shall not be affected by the Insolvency of another employer.

4.2  At all times during the continuance of this Trust, as provided in Section
     1.4 hereof, the principal and income of the Trust held for the benefit of a particular employer shall be subject to claims of general creditors of that employer under Federal and state law as set forth below.

     (a) The Board of Directors of the Corporation and the Chief Executive Officer of the Corporation shall have the duty to inform the Trustee in writing of the Corporation's or any of the associated companies' Insolvency. If a person claiming to be a creditor of the Corporation or of an associated company alleges in writing to Trustee that the Corporation or an associated company has become Insolvent, the Trustee shall determine whether the Corporation or an associated company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants of that employer and their beneficiaries.

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                                                                        Page 14

     (b) Unless the Trustee has actual knowledge of the Corporation's or an associated company's Insolvency, or has received notice from the Corporation or a person claiming to be a creditor alleging that the Corporation or an associated company is Insolvent, the Trustee shall have no duty to inquire whether the Corporation or an associated company is Insolvent. The Trustee may in all events rely on such evidence concerning the Corporation's or an associated company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Corporation's or an associated company's solvency.

     (c) If at any time the Trustee has determined that the Corporation or an associated company is Insolvent, the Trustee shall discontinue and not make any payments to Plan participants of that employer or their beneficiaries and shall hold the assets of the Trust held for the benefit of the Corporation's or an associated company's, as the case may be, general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Corporation or an associated company with respect to benefits due under the Plan(s) or otherwise at their own expense.

     (d) The Trustee shall resume the payment of benefits to Plan participants and their beneficiaries in accordance with Article II of this Trust Agreement only after the Trustee has determined that the affected employer is not Insolvent (or is no longer Insolvent).

4.3 Provided that there are sufficient assets held on behalf of a participating employer, if the Trustee discontinues the payment of benefits from the Trust to Plan participants and their beneficiaries pursuant to Section 4.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to such Plan

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                                                                        Page 15

     participants and their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to such Plan participants and their beneficiaries by the Corporation or an associated company in lieu of the payments provided for hereunder during any such period of discontinuance. If Trust assets held in Account on behalf of the Corporation or associated company are insufficient to make such payments in full, payments shall be paid on a pro rata basis determined by comparing the assets available under the Account to the total payments due under the Plan(s) to the participants of that company and their beneficiaries.

                                    ARTICLE V

                              INVESTMENT AUTHORITY

5.1 Prior to a Potential Change in Control or Change in Control, the Corporation shall direct the Trustee as to the investment of all assets within the Trust. Subsequent to a Potential Change in Control or Change in Control, the Trustee shall have full discretion in and sole responsibility for investment, management and control of the Trust assets. The Trustee shall exercise this responsibility consistent with the underlying purpose of the Trust and consistent with the underlying purpose of a Plan under which participants have made deemed investments elections with respect to their benefits under the Plan. Plans in which deemed investment elections have been made should be invested by the Trustee in amounts that approximate participant liabilities and in investments that replicate those elections, or in similar type investments, as determined by the Trustee. Plans for which no distinct deemed investment elections are made by participants or by the Plan should be invested in a suitable portfolio of high quality government and agency securities providing for returns that approximate the discount rate applicable to the Plan. Trustee may rely upon information provided by Benefit Determiner in order to determine investment selections. Trustee may reallocate investments periodically to update the investment mix in accordance with

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                                                                        Page 16

     Section 5 1 as often as Trustee deems appropriate. An investment direction by the Corporation shall be ineffective for investments made after a Change in Control occurs. All rights associated with Trust assets shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by participants or beneficiaries.

5.2 Powers of Trustee. Except as otherwise specifically provided in this Trust Agreement, the Trustee is authorized and empowered:

     (a) To purchase, hold, sell, invest and reinvest the Trust assets, together with income therefrom;

     (b) To hold, manage and control all property at any time forming part of the Trust assets:

     (c) To sell, convey, transfer, exchange and otherwise dispose of the Trust assets from time to time in such manner, for such consideration and upon such terms and conditions as it shall determine;

     (d)  To make payments from the Trust as provided hereunder:

     (e) To cause any property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee, or in such form that title will pass by delivery; provided, however, that the records of the Trustee shall indicate the true ownership of such property; and

     (f) To do all other acts necessary or desirable for the proper administration of the Trust assets as though the absolute owner thereof, and to exercise all the further rights, powers, options and privileges granted, provided for or vested in trustees generally under applicable Federal or New York law, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be

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                                                                        Page 17

          construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

5.3 Notwithstanding anything else contained herein to the contrary, prior to the occurrence of a Change in Control, the Corporation may contribute securities of the Corporation (including treasury and authorized but unissued securities) to the Trust or may direct the Trustee to invest assets of the Trust in such securities, and shall direct the Trustee as to the continued holding of any Corporation securities, including treasury securities and authorized but unissued securities (whether contributed to the Trust by the Corporation or purchased at the direction of the Corporation); provided that the Corporation shall not make a contribution in the form of its stock or a direction to the Trustee to acquire or hold such stock by the Corporation shall not be controlling or in effect, unless and until the Trustee has a Registration Rights Agreement in effect with the Corporation. The Trustee shall, until a Change in Control occurs, vote any securities of the Corporation it owns in the same way (determined on a percentage basis) as employees vote their shares of the Corporation's stock under the International Flavors & Fragrances Inc. Retirement Investment Fund Plan. In the event of any tender or exchange offer for all or any part of any class of Corporation security, the Trustee shall, until a Change in Control occurs, accept or reject such offer as to all or any portion of such class of security held under the Trust in the same proportion as the employees accept or reject such tender or exchange offer with respect to their shares under the International Flavors & Fragrances Inc. Retirement Investment Fund Plan. The Corporation shall assure that aggregate information concerning the action taken with respect to Corporation stock by participants under that plan shall be promptly supplied by the trustee of that plan to the Trustee, while maintaining the confidentiality of instructions given by individual participants. Except in connection with a tender or exchange offer as described above, prior to a Change in Control securities of the Corporation held by the Trust will not be sold by the Trustee for the purpose of providing benefits hereunder or

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                                                                        Page 18

     otherwise applied by the Trustee for such purpose. After such Change in Control occurs, the Trustee can, subject to applicable securities law requirements, sell or dispose of any Corporation securities it owns in order to pay benefits due under the Plan(s) or to pay expenses or liabilities arising under the Trust. The Corporation shall take such action and make such payments as are necessary to assure that the Trustee shall have full registration rights under Federal and state securities laws with respect to securities of the Corporation held by it. The Corporation shall indemnify the underwriters in any public offering of Corporation securities and pay all expenses related to such offering and if not paid by the Corporation such amounts shall be a charge against the Trust and shall constitute a lien in favor of the Trustee until paid by the Corporation.

5.4 Except as provided in Section 5.3 hereof, the Corporation shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust, provided that after a Change in Control occurs only cash can be substituted for assets held by the Trust. This right is exercisable by the Corporation in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Notwithstanding anything in this Agreement to the contrary, the Trustee shall have no duty to review any assets substituted or any assets otherwise held prior to a Change in Control with respect to prudence or proper diversification.

                                   ARTICLE VI

   NO DIVERSION OF ASSETS AFTER CHANGE IN CONTROL BEFORE FULL BENEFIT PAYMENT

6.1 After a Change in Control occurs, the Corporation shall have no right or power to direct the Trustee to return to the Corporation or to divert to others any of the Trust assets before all payment of benefits has been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

6.2 Prior to the occurrence of a Change in Control, the Corporation shall be permitted to withdraw from the Trust all or a portion of the assets of the
     Trust: provided that the provisions of this Section 6.2 shall not be applicable during the pendency of or during the one year period following the cessation of a Potential Change in Control. In addition, prior to the occurrence of a Change in Control, any cash dividends paid on shares of stock of the Corporation held in the Trust shall be transferred by the Trustee to the Corporation as soon as administratively practicable following the date or dates such dividends are paid.

                                   ARTICLE VII

                              DISPOSITION OF INCOME

7.1 Except as provided in Section 6.2 hereof, during the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested and the Corporation and associated companies shall pay any Federal, state or local taxes on the Trust or any part thereof and on the income therefrom attributable to the assets held on their behalf under the Trust.

                                  ARTICLE VIII

                              ACCOUNTING BY TRUSTEE

8.1 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions made or required to be made, including such records as shall be agreed upon in writing between the Corporation and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Corporation a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Upon the expiration of 90 days following the filing of each written account with the Corporation, the Trustee shall be forever released and discharged from all liability and further accountability to the Corporation and any other person with respect to accuracy of such account and the propriety of all acts or failures to act reflected in such account. The foregoing sentence shall not apply if within the 90-day period, a written objection to the filing is sent to the Trustee by the Corporation: provided that such sentence shall apply if the written objection is resolved by the Trustee to the Corporation's satisfaction.

                                   ARTICLE IX

                            RESPONSIBILITY OF TRUSTEE

9.1 (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Corporation or by the Benefit Determiner which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust Agreement and is given in writing by the Corporation or by the Benefit Determiner. Notwithstanding anything in the previous sentence to the contrary, the Trustee may assume that any calculation made by the Benefit Determiner has been made in accordance with terms of the Plan(s). In the event of a dispute between the Corporation and a party, the Trustee may, subject the provisions of Section 11.1, at the expense of the Trust apply to a court of competent jurisdiction to resolve the dispute.

     (b) The Trustee or the Benefit Determiner may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder at the expense of the Trust, subject to the provisions of Section 11.1.

     (c) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder at the expense of the Trust, subject to the provisions of Section II.1.

     (d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein: provided, however, that if an insurance policy is held at the direction of the Corporation as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy, unless directed to do so by the Corporation to either keep the policy in force or to pay benefits.

     (e) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom. within the meaning of
          Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                    ARTICLE X

                               LEGAL DEFENSE FUND

1O.1 (a) The Trustee shall maintain for bookkeeping purposes a separate account
         (the "Legal Defense Fund") to provide for the payment of legal expenses incurred by the Trustee after a Change in Control to protect participants' or their beneficiaries entitlement to benefits under the Plan(s) after a Change in Control. The amounts credited to the Legal Defense Fund cannot be used to pay benefits due under the Plan(s) or expenses of the Trust except as provided herein. Separate bookkeeping accounts shall be maintained by Trustee to identify Corporation and associated companies contributions to the Legal Defense Fund. The rights of creditors of any associated company Legal Defense Fund shall be limited to the assets held for that company under the trust.

         The Corporation or associated company within seven days following the earlier of a Potential Change in Control or Change in Control, shall contribute cash to the Legal Defense Fund in an amount not less than 10% of the total benefit liability under the Plan(s) as determined by the Benefit Determiner under Section 1.5. The Corporation or associated company may make all or a portion of that contribution at any time prior to the earlier of a Potential Change in Control or Change in Control.

     (b) The Trustee shall use the funds in the Legal Defense Fund to pay for reasonable legal and other expenses incurred by the Trustee or Benefit Determiner in protecting the participants' and beneficiaries entitlement to benefits under the Plan(s) after a Change in Control.

     (c) In operating under the terms of this Article X the Trustees shall pursue all claims of participants and beneficiaries for benefits due them under the Plan(s) other than those claims which would be considered frivolous.

     (d) The assets in the Legal Defense Fund can be used, if necessary, to pay benefits to participants and beneficiaries and to pay expenses reimbursable under Section 3.5 but on1y after the satisfaction of liabilities attributable to participants' and beneficiaries' benefits under the Plan as certified by the Benefit Determiner.

     (e) The provisions of Article VI are applicable to this Article X.



                                   ARTICLE XI

           COMPENSATION AND EXPENSES OF TRUSTEE AND BENEFIT DETERMINER

11.1 The Corporation shall pay to the Trustee its reasonable expenses for the management and administration of the Trust, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel and other agents employed by the Trustee. The Corporation shall also pay to the Trustee compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the Corporation and the Trustee in writing; provided, however, that if the Trustee forwards an amended fee schedule to the Corporation requesting its agreement thereto and the Corporation fails to object thereto within forty-five (45) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Corporation and the Trustee. Such expenses and compensation shall be a charge on the Trust and shall constitute a lien in favor of the Trustee until paid by the Corporation.

11.2 The Corporation shall pay to the Benefit Determiner reasonable compensation for its services as the Benefit Determiner hereunder, the amount of which shall be agreed upon from time to time by the Corporation (or the Trustee in the event of a Change in Control) and the Benefit Determiner in writing, and shall reimburse reasonable expenses, including legal expenses, of the Benefit Determiner in fulfilling its obligations under the Trust. Such expenses and compensation shall be a charge on the Trust and shall constitute a lien in favor of the Benefit Determiner until paid by the Corporation.




                                   ARTICLE XII

     RESIGNATION AND REMOVAL OF TRUSTEE AND APPOINTMENT OF SUCCESSOR TRUSTEE


12.1 The Trustee may resign at any time by delivering written notice thereof to the Corporation, provided, however, that no such resignation shall take effect until the earlier of (a) sixty (60) days from the date of delivery of such notice to the Corporation or (b) the appointment of a successor trustee, or such shorter period as agreed upon in writing by the parties.

12.2 The Trustee may be removed at any time by the Corporation before or after a Change in Control described in Section 16.3 pursuant to a resolution of the Board of Directors of the Corporation, upon delivery to the Trustee of a certified copy of such resolution and sixty (60) days' written notice of (a) such removal and (b) the appointment of a successor trustee, or such shorter period as agreed upon in writing by the parties; provided that after a Change in Control, such removal shall occur only if consented to by two-thirds of the participants covered under the Trust; and further provided, such participant consent shall not be required after the sixth anniversary of a Change in Control.

12.3 Upon the resignation or removal of the Trustee, a successor trustee with balance sheet assets of at least 40 billion dollars shall be appointed by the Corporation. Such successor trustee shall be a bank or trust company established under the laws of the United States or a State within the United States. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Corporation, and (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.



12.4 If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.



12.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust to such successor trustee. Under no circumstances shall the Trustee transfer or deliver the Trust to any successor trustee which is not a bank or trust company as hereinabove defined.



12.6 If the Trustee resigns or is removed, a successor trustee shall be appointed, in accordance with Section 12.3, by the effective date of resignation or removal under Section 12.1 or 12.2 of this Article. If no such appointment has been made. the Trustee may apply to a court of competent jurisdiction for appointment of a successor trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                  ARTICLE XIII

                                    AMENDMENT


13.1 This Trust Agreement may be amended, in whole or in part, including Appendix A hereof, at any time and from time to time, by the Corporation, pursuant to a resolution of the Board of Directors of the Corporation, by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Trust Agreement, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent. The ability to amend shall include the right to spin off the assets and/or liabilities attributable to a participating employer under this Trust to an existing or newly-established Trust or other vehicle which provides the same protection of a participant's interest as this Trust does. The approval of such spinoff by the affected employer shall be required. Any such spinoff shall be consistent with the rules used under Section 414(l) of the Internal Revenue Code applicable to pension plans qualified under Section 401(a) of the Internal Revenue Code. Notwithstanding the foregoing, (i) no such amendment shall conflict with the substantive terms of the Plan(s) or permit withdrawal of any funds held under the Trust except as permitted under Article V or VI and (ii) during the pendency of a Potential Change in Control, during the one-year period following the cessation of a Potential Change in Control, and following the occurrence of a Change in Control (such periods being referred to collectively as the "Protected Period"), this Trust Agreement may not be amended by the Corporation in any manner adverse to participants and beneficiaries of the Plans, other than for reasons to maintain, on the advice of counsel, the Trust's status as an unfunded grantor trust.

                                   ARTICLE XIV

                                   TERMINATION


14.1 The Trust established pursuant to this Trust Agreement may be terminated by the Corporation at any time; provided, however, that during the Protected Period, the Trust may not be terminated by the Corporation prior to the satisfaction of all liabilities with respect to all participants in the Plan(s) and their beneficiaries and all other liabilities of the Trust. Upon receipt of a written certification from the Benefit Determiner that all liabilities have been satisfied with respect to all participants in the Plan(s) and their beneficiaries and upon satisfaction of all other liabilities of the Trust, the Corporation, pursuant to a resolution of its Board of Directors, may terminate the Trust upon delivery to the Trustee of (a) a certified copy of such resolution, (b) an original certification of the Benefit Detenniner that all such liabilities (including for this purpose unpaid Trustee and Benefit Determiner fees and expenses other than fees and expenses to be paid from the Legal Defense Fund) have been satisfied and (c) a written instrument of termination duly executed and acknowledged in the same form as this Trust Agreement.




14.2 Upon the termination of the Trust in accordance with Section 14.1, the Trustee shall, after the acceptance and approval of its account, distribute their share of the assets of the Trust (including the assets of the Legal Defense Fund) to the Corporation and to the associated companies, as the case may be. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Trust remains in its possession.

                                   ARTICLE XV

                                  MISCELLANEOUS

15.1 This Trust Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of New York insofar as such laws do not contravene any applicable Federal laws, rules or regulations.

15.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

15.3 No right or interest of any participant or beneficiary under the Plan(s) in the Trust shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any participant or beneficiary in the Plan(s) or in the Trust shall be subject to any garnishment, attachment or execution, except as otherwise required by law. Notwithstanding the foregoing, the Trust shall at all times remain subject to claims of general creditors of the Corporation and associated companies, as the case may be, in the event the Corporation or an associated company becomes Insolvent as provided in this Trust Agreement.

15.4 This Trust Agreement shall be binding upon and inure to tile benefit of any successor to the Corporation or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Corporation or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee and the Benefit Determiner with the information specified in Section 3.1 of this Trust Agreement. In no event shall any such transaction described herein suspend or delay the rights of the Plan participants or the beneficiaries of deceased participants to receive benefits hereunder.

15.5 Communications to the Trustee shall be sent to the Trustee or as directed by the Trustee to the Benefit Determiner. No communication shall be binding upon the Trustee or the Benefit Determiner until it is received in written form by the Trustee or the Benefit Determiner. Communication to the Corporation shall be sent in written form to the Corporation's principal offices or to such other address as the Corporation may specify in writing. Communication shall be deemed received upon the date of delivery if given personally or, if given by mail, upon receipt thereof.

15.6 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

15.7 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except as otherwise required by law.

15.8 Anything in this Agreement to the contrary notwithstanding the rights of the Trustee and Benefit Determiner under Section 3.3, 3.4, 3.5, 7.1, 11.1, and 11.2 shall survive the termination of this Agreement.

                                   ARTICLE XVI

                POTENTIAL CHANGE IN CONTROL OR CHANGE IN CONTROL


16.1 Each participant and beneficiary of a deceased participant is an intended beneficiary under this Trust, and shall, after a Change in Control occurs, be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto at his own expense.

16.2 For purposes Of this Trust, a Potential Change in Control shall be deemed to have occurred if there shall have occurred any of the following:

          (i) The Company enters into an agreement, the consummation of which would constitute a Change in Control;

         (ii) The Company or any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), publicly announces its intention to take or to consider taking such action which, if consummated, would constitute a Change in Control, or

         (iii) Any "person" (as referred to in (ii) above), acquires voting securities of the Company after September 1, 2000 and immediately thereafter is a "15% Beneficial Owner." For purposes of this provision, a "15% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "l5% Beneficial Owner" shall not include any person who was a beneficial owner of outstanding voting securities of the Company at February 20, 1990, or any person or persons who was or becomes a fiduciary of any such person or persons who is, or in the aggregate are, a "15% Beneficial Owner" (a "PCIC Existing Shareholder"), including any group that may be formed which is comprised solely of PCIC Existing Shareholders, unless and until such time after February 20, 1990 as any such PCIC Existing Shareholder shall have become the beneficial owner (other than by means of a stock dividend, stock split, gift, inheritance or receipt or exercise of, or accrual of any right to exercise, a stock option granted by the Company or receipt or settlement of any other stock-related award granted by the Company) by purchase of any additional voting securities of the Company; and provided further, that the term "15% Beneficial Owner" shall not include any person who shall become the beneficial owner of 15% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 15% Beneficial Owner in accordance with this Section 16.2. The Trustee may rely upon Corporation's notification as to the occurrence of a Potential Change in Control. An authorized designee will notify Trustee of such occurrence in writing.

16.3 For purposes of this Trust, a Change in Control shall be deemed to have occurred if there shall have occurred any of the following:

         (i) Any "person," (as defined in Section 16.2 hereof), acquires voting securities of the Company and immediately thereafter is a "40% Beneficial Owner." For purposes of this provision, a "40% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities, provided, however, that the term 40% Beneficial Owner" shall not include any person who was a beneficial owner of outstanding voting securities of the Company at February 20, 1990, or any person or persons who was or becomes a fiduciary of any such person or persons who is, or in the aggregate, are a "40% Beneficial Owner" (an "Existing Shareholder"), including any group that may be formed which is comprised solely of Existing Shareholders, unless and until such time after February 20, 1990 as any such Existing Shareholder shall have become the beneficial owner (other than by means of a stock dividend, stock split, gift inheritance or receipt or exercise of, or accrual of any right to exercise, a stock option granted by the Company or receipt or settlement of any other stock-related award granted by the Company) by purchase of any additional voting securities of the Company; and provided further, that the term "40% Beneficial Owner" shall not include any person who shall become the beneficial owner of 40% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 40% Beneficial Owner in accordance with this Section 16.3;


         (ii) Individuals who on September 1, 2000 constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election consent, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on September 1, 2000 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;


         (iii) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such consummation do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or


         (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).


The Trustee may rely upon Corporation's notification as to the occurrence of a Change in Control. An authorized designee will notify Trustee of such occurrence in writing.

IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the date written above.


                               INTERNATIONAL FLAVORS & FRAGRANCES INC.

                               By /s/ Stephen A. Block
                                  ______________________________________________
                                  Name: Stephen A. Block
                                  Title: Senior Vice President, General Counsel
                                         & Secretary



                               FIRST UNION NATIONAL BANK

                               By /s/ Robert E. Hord Jr.
                                  ______________________________________________
                                  Name: Robert E. Hord Jr.
                                  Title: Vice President



                               BUCK CONSULTANTS INC

                               By /s/ Karl W. Lehwater
                                  ______________________________________________
                                  Name: Karl W. Lehwater
                                  Title: Secretary



                               ASSOCIATED COMPANY

                               By ______________________________________________
                                  Name:
                                  Title:

                               By ______________________________________________
                                  Name:
                                  Title:

                               By ______________________________________________
                                  Name:
                                  Title:

                               By ______________________________________________
                                  Name:
                                  Title:

                                   APPENDIX A


 The following plans and/or programs of International Flavors & Fragrances Inc.
 ------------------------------------------------------------------------------


                     Management Incentive Compensation Plan

                     Special Executive Bonus Plan

                     Supplemental Retirement Investment Plan

                     Supplemental Retirement Plan (Pension)

                     Executive Separation Policy

                     Post Employment Medical and Life Insurance Policy